UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

Block, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1955 Broadway, Suite 600
Oakland, CA 95612[1]
(Address of principal executive offices, including zip code)

(415) 375-3176

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0000001 par value per share	XYZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

[1]

We have adopted a distributed work model and, therefore, have no formal headquarters. This address represents our “principal executive office,” which we are required to identify under the Securities and Exchange Commission rules.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As indicated below, on June 17, 2025, the stockholders of Block, Inc. (the “Company”) approved the Block, Inc. 2025 Equity Incentive Plan, including the reservation of shares of the Company’s Class A common stock, par value $0.0000001 per share (the “Class A Common Stock”), for issuance thereunder, and the Block, Inc. Amended and Restated 2015 Employee Stock Purchase Plan. The Company’s board of directors previously approved the Block, Inc. 2025 Equity Incentive Plan and the Block, Inc. Amended and Restated 2015 Employee Stock Purchase Plan subject to stockholder approval.

Summaries of the Block, Inc. 2025 Equity Incentive Plan and the Block, Inc. Amended and Restated 2015 Employee Stock Purchase Plan are set forth in the Company’s definitive proxy statement for its 2025 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 25, 2025.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 17, 2025, the Company held its 2025 annual meeting of stockholders (the “Annual Meeting”). The stockholders of the Company voted on the following five proposals at the Annual Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2025:

1.	To elect three Class I directors to serve until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025;

4.	To approve the Block, Inc. 2025 Equity Incentive Plan; and

5.	To approve the Block, Inc. Amended and Restated 2015 Employee Stock Purchase Plan.

Holders of the Company’s Class A Common Stock were entitled to one vote on each proposal for each share held as of the close of business on April 21, 2025 (the “Record Date”), and holders of the Company’s Class B common stock, par value $0.0000001 per share (the “Class B Common Stock”), were entitled to ten votes on each proposal for each share held as of the close of business on the Record Date. The Class A Common Stock (including the underlying shares represented by CHESS Depositary Interests (“CDIs”)) and Class B Common Stock voted as a single class on all matters.

At the beginning of the Annual Meeting, present in person or by proxy were stockholders representing 402,392,097 votes of Class A Common Stock (including votes of the Company’s CDIs) and 597,846,410 votes of Class B Common Stock, together representing 86.52% of the voting power of the Company’s outstanding shares entitled to vote at the Annual Meeting, constituting a quorum.

The final voting results for each of these proposals are detailed below.

1.	Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jack Dorsey	905,775,821	35,931,021	67,976,578
Paul Deighton	884,252,608	57,454,234	67,976,578
Neha Narula	801,425,336	140,281,506	67,976,578

Each director-nominee was duly elected as a Class I director to serve until the Company’s 2028 annual meeting of stockholders and until his or her successor is duly elected and qualified.

2.	Advisory Vote on Compensation of Named Executive Officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
917,712,092	23,009,095	985,655	67,976,578

The stockholders advised that they were in favor of the compensation of the Company’s named executive officers.

3.	Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained
1,004,542,945	4,009,683	1,130,792

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025.

4.	Approval of the Block, Inc. 2025 Equity Incentive Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
769,264,245	171,645,010	797,587	67,976,578

The stockholders approved the Block, Inc. 2025 Equity Incentive Plan.

5.	Approval of the Block, Inc. Amended and Restated 2015 Employee Stock Purchase Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
934,471,397	6,465,038	770,407	67,976,578

The stockholders approved the Block, Inc. Amended and Restated 2015 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCK, INC.

By:	/s/ Chrysty Esperanza
Chrysty Esperanza
Chief Legal Officer and Corporate Secretary

Date: June 20, 2025